USAA Investment Management Company
9800 Fredericksburg Road
San Antonio, TX  78288

Gentlemen:

Pursuant to paragraph 12 of the Underwriting Agreement dated as of June 25, 1993, as amended, between USAA Mutual Funds Trust (the Trust), formerly known as USAA State Tax-Free Trust, and USAA Investment Management Company (the Underwriter), please be advised that the Trust has established two new series of its shares (New Funds) and new share classes for the New Funds as set forth below:

__________________________________________________

Ultra Short-Term Bond Fund
Real Return Fund
Real Return Fund – Institutional Shares
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Please be further advised that the Trust desires to retain the Underwriter to sell and distribute shares of the New Funds and to render other services to the New Funds as provided in the Underwriting Agreement.

Please state below whether you are willing to render such services as provided in the Underwriting Agreement.

                                                                                                                                                      USAA MUTUAL FUNDS TRUST

Attest: _________________________                                                                           By:  ________________________________
            Christopher P. Laia                                                                                                            Christopher W. Claus
            Secretary                                                                                                                              President

Date:

We are willing to render services to the New Funds as set forth in the Underwriting Agreement.

                                                                                                                                                  USAA INVESTMENT MANAGEMENT COMPANY

Attest: _________________________                                                                           By:  ________________________________
             Christopher P. Laia                                                                                                             Daniel S. McNamara
             Secretary                                                                                                                              President

Dated: